                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
                         BOSTON SCIENTIFIC CORPORATION
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                      LOGO

                         BOSTON SCIENTIFIC CORPORATION

                                                           Natick, Massachusetts
                                                                   April 1, 1997

Dear Fellow Stockholder:

     You are cordially invited to attend Boston Scientific Corporation's Annual Meeting of Stockholders to be held at 10:00 A.M., Eastern Daylight Time, on Tuesday, May 6, 1997, at the Copley Plaza Hotel, 138 St. James Avenue, Boston, Massachusetts.

     This year you are being asked to elect three directors to the Company's Board of Directors. Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote "FOR" Proposal No. 1.

     At the meeting, management will also report on the Company's affairs and an opportunity will be provided for stockholders to ask questions.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

                                            Thank you for your cooperation.

                                            Very truly yours,

                                            PETE M. NICHOLAS
                                            Chairman and
                                            Chief Executive Officer

                                      LOGO

                         BOSTON SCIENTIFIC CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                           Natick, Massachusetts
                                                                   April 1, 1997

     The Annual Meeting of Stockholders of Boston Scientific Corporation will be held at the Copley Plaza Hotel, 138 St. James Avenue, Boston, Massachusetts, on Tuesday, May 6, 1997, at 10:00 A.M., Eastern Daylight Time, for the following purposes:

         1. To elect three directors for the ensuing term; and

         2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Stockholders of record at the close of business on March 14, 1997, will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     Stockholders are requested to complete, sign, date and return the enclosed form of proxy in the envelope provided. No postage is required if mailed in the United States.

                                            By Order of the Board of Directors

                                            PAUL W. SANDMAN
                                            Secretary

                                      LOGO

                         BOSTON SCIENTIFIC CORPORATION
                          ONE BOSTON SCIENTIFIC PLACE
                          NATICK, MASSACHUSETTS 01760

                                 APRIL 1, 1997
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of the common stock, $.01 par value per share ("Common Stock"), of Boston Scientific Corporation (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 6, 1997, or at any adjournment or postponement thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the meeting.

     Proxies for use at the meeting will be mailed to stockholders on or about April 1, 1997, and will be solicited chiefly by mail, but additional solicitations may be made by telephone or other media by the officers or regular employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions specified thereon. Shares represented by executed proxies which abstain or are withheld from voting on any matter to be acted upon at the meeting will be considered for the purpose of determining whether a quorum is present at the meeting, but will not be considered in determining whether such matter is approved by an affirmative vote of the requisite percentage of the shares voting on such matter. Similarly, broker non-votes on any matter will be considered for the purpose of determining whether a quorum is present, but will not be considered in determining whether such matter is approved by an affirmative vote of the requisite percentage of shares voting on such matter. If no specific instructions are given, the proxies intend to vote the shares represented thereby "For" the Proposal as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters that may properly come before the meeting. The form of proxy will also serve to instruct the trustee of the Boston Scientific Corporation 401(k) Savings Plan on how to vote any shares of Common Stock of the Company held by the Savings Plan. The number of shares allocated to a participant in the Savings Plan is separately indicated on the form of proxy enclosed.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 14, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. The Company had outstanding on March 14, 1997, 178,760,320 shares of Common Stock, each of which is entitled to one vote upon the matters to be presented at the meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the meeting and which have actually voted is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting and which have actually voted is generally required for the approval of other matters that may properly come before the meeting.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of February 1, 1997, regarding the beneficial ownership of the Company's Common Stock of (i) each person known to the Company to own beneficially more than five percent of the Company's outstanding Common Stock, one of whom was the chief executive officer of the Company, at December 31, 1996, (ii) those persons who were, at December 31, 1996, the other four most highly compensated executive officers of the Company and its subsidiaries whose aggregate cash compensation exceeded $100,000, and (iii) all present executive officers and directors of the Company as a group. For comparable information with respect to the directors, see "PROPOSAL NO. 1 -- ELECTION OF THREE DIRECTORS" on pages 5 through 9. The Company had outstanding on February 1, 1997, 178,561,641 shares of Common Stock.

                                                               AMOUNT AND NATURE      PERCENTAGE
                                                                 OF BENEFICIAL            OF
                  NAME OF BENEFICIAL OWNER                       OWNERSHIP (1)       COMMON STOCK
-------------------------------------------------------------  -----------------     ------------
John E. Abele(2) c/o Boston Scientific Corporation One Boston
Scientific Place Natick, MA 01760............................      14,259,956             8.0%
Scott M. Schooley(3) as Trustee of The Abele Children's
Irrevocable Trust Dated October 29, 1979 c/o Bingham, Dana &
Gould 100 Pearl Street Hartford, CT 06103....................      18,000,000            10.1%
Pete M. Nicholas(4) c/o Boston Scientific Corporation One
Boston Scientific Place Natick, MA 01760.....................      17,307,622             9.7%
Promerica, L.P.(5) Pete M. Nicholas, General Partner c/o
Bingham, Dana & Gould 100 Pearl Street Hartford, CT 06103....      16,260,210             9.1%
Scott M. Schooley and N. J. Nicholas, Jr.(6) as Trustees of
The Peter M. Nicholas 1979 Irrevocable Family Trust Dated
October 29, 1979 15 West 53rd Street New York, NY 10019......      16,007,557             9.0%
Lawrence C. Best(7)..........................................         489,115               *
J. Daniel Cole(8)............................................         301,398               *
James M. Corbett.............................................           2,336               *
All directors and executive officers as a group (18
  persons)(2)(4)(6)(7)(8)(9).................................      34,423,773            19.3%

---------------

     * Reflects beneficial ownership of less than one percent (1%) of the outstanding Common Stock of the Company.

(1) Beneficial ownership has been computed in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, the persons named have sole voting and investment power over the shares listed.

(2) Excludes 18,000,000 shares of Common Stock held by Scott M. Schooley as Trustee of The Abele Children's Irrevocable Trust dated October 29, 1979, an irrevocable trust for the benefit of Mr. Abele's children, 482,400 shares held by John E. Abele, Mary S. Abele, Alexander T. Abele, Christopher S. Abele and Jennifer L. Abele as Trustees of The Abele Family Charitable Trust, an irrevocable charitable trust, and 100,000 shares held by Mary S. Abele, the spouse of Mr. Abele, with respect to all of which Mr. Abele disclaims beneficial ownership. Includes 40,000 shares of Common Stock subject to exercisable options granted pursuant to the Company's 1992 Long-Term Incentive Plan.

(3) Mr. Schooley disclaims beneficial ownership of these shares.

(4) Excludes 16,007,557 shares of Common Stock held by Scott M. Schooley and N.
    J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1979 Irrevocable Family Trust Dated October 29, 1979, an irrevocable trust for the benefit of Pete Nicholas' children, and 200,000 shares of Common Stock held by Ruth V. Lilly Nicholas and N. J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1993 Irrevocable Family Trust Dated February 1, 1993, an irrevocable trust for the benefit of Pete Nicholas' children and spouse, with respect to all of which Mr. Pete Nicholas disclaims beneficial ownership. Also excludes one share owned by Mr. Pete Nicholas' daughter, with respect to which Mr. Pete Nicholas disclaims beneficial ownership. Includes 16,260,210 shares of Common Stock held by Promerica, L.P., a limited partnership of which Mr. Pete Nicholas is general partner, separately presented above, with respect to which Mr. Pete Nicholas is deemed to have beneficial ownership, and 40,000 shares subject to exercisable options granted pursuant to the Company's 1992 Long-Term Incentive Plan.

(5) These shares are also included in the shares held by Pete M. Nicholas, separately presented above, because as general partner of Promerica, L.P. he is deemed to have beneficial ownership.

(6) The Peter M. Nicholas 1979 Irrevocable Family Trust Dated October 29, 1979, for the benefit of Mr. Pete Nicholas' children, consists of three sub-trusts among which the trust assets are equally divided. Mr. Schooley and Mr. N. J. Nicholas, Jr. disclaim beneficial ownership of these shares. Excludes 40,000 shares of Common Stock owned by Mr. N. J. Nicholas, Jr., 1,000 shares subject to exercisable options granted to Mr. N. J. Nicholas, Jr. pursuant to the Company's Non-Employee Directors' Stock Option Plan and 494 share equivalents held by Mr. N. J. Nicholas, Jr. pursuant to the Company's Deferred Compensation Program, as well as 200,000 shares of Common Stock held by Ruth V. Lilly Nicholas and N. J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1993 Irrevocable Family Trust Dated
    February 1, 1993, an irrevocable trust for the benefit of Mr. Pete Nicholas' children and spouse, and 4,800 shares owned by Mr. N. J. Nicholas, Jr.'s daughter, with respect to all of which Mr. N. J. Nicholas, Jr. disclaims beneficial ownership.

(7) Includes 470,000 shares subject to exercisable options granted to Mr. Best pursuant to certain Stock Option Agreements dated June 22, 1992.

(8) Includes 293,216 shares subject to exercisable options granted pursuant to the Company's 1995 Long-Term Incentive Plan and certain SCIMED Life Systems, Inc. employee incentive plans which were assumed by the Company in 1995.

(9) Includes 17,076 shares subject to exercisable warrants granted by SCIMED Life Systems, Inc. to certain non-employee directors and assumed by the Company in 1995.

                 PROPOSAL NO. 1 -- ELECTION OF THREE DIRECTORS

     The Board of Directors of the Company is divided into three classes, as nearly equal in number as possible. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Three directors are to be elected at the Annual Meeting to serve as Class II directors until the 2000 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. The Board of Directors proposes that the nominees described below be elected to serve as Class II directors. Each person named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, discretionary authority is reserved to vote for a substitute. The Board of Directors has no reason to believe that any of these nominees will be unable to serve. N. J. Nicholas, Jr., a Class III director of the Company, is the brother of Pete M. Nicholas, Founder, Chairman, President and Chief Executive Officer of the Company.

     The directors of the Company, including the nominees for election as Class II directors at the meeting, their ages, the year in which each first became a director, their principal occupations or employment during the past five years, any other public companies of which they are a director and the number and percentage of shares of Common Stock beneficially owned by each as of February 1, 1997, are as follows:

CLASS I DIRECTORS (TERM EXPIRES 1999)

                                YEAR                                         AMOUNT AND
                               FIRST                                         NATURE OF    PERCENTAGE OF
                               BECAME           PRINCIPAL OCCUPATION         BENEFICIAL      COMMON
       INCUMBENT         AGE  DIRECTOR       DURING THE LAST FIVE YEARS      OWNERSHIP(1)     STOCK
------------------------ ---- --------   ----------------------------------- ----------   -------------
Charles J. Aschauer,      68    1992     Retired; Executive Vice President        3,200      *
  Jr....................                 and Director, 1978-1989, Group Vice
                                         President, 1976-1978, and Corporate
                                         Vice President, 1971-1976, of
                                         Abbott Laboratories (hospital
                                         products business).
Randall F. Bellows......  68    1995     Retired; Founder and Executive Vice     40,276(2)    *
                                         President, 1964-1990, and Director
                                         since 1964, of Cobe Laboratories,
                                         Inc., and Director, SCIMED Life
                                         Systems, Inc., 1992-1995; Mr.
                                         Bellows also serves as a director
                                         of Ultimate Electronics Inc.
Pete M. Nicholas........  55    1979     Founder, Chairman, President and    17,307,622(3)      9.7%
                                         Chief Executive Officer since 1979
                                         of the Company; Mr. Nicholas also
                                         serves as a trustee of Duke
                                         University.

CLASS II DIRECTORS (TERM EXPIRES 2000)

                                YEAR                                         AMOUNT AND
                               FIRST                                         NATURE OF    PERCENTAGE OF
                               BECAME           PRINCIPAL OCCUPATION         BENEFICIAL      COMMON
        NOMINEE          AGE  DIRECTOR       DURING THE LAST FIVE YEARS      OWNERSHIP(1)     STOCK
------------------------ ---- --------   ----------------------------------- ----------   -------------
John E. Abele...........  60    1979     Director and Founder since 1979,    14,259,956(4)      8.0%
                                         and Treasurer, 1979-1992, of the
                                         Company.
Joel L. Fleishman.......  62    1992     President, The Atlantic                 19,750(5)    *
                                         Philanthropic Service Company,
                                         Inc., since 1993, and Professor of
                                         Law and Public Policy, together
                                         with other administrative
                                         positions, Duke University, since
                                         1971; Mr. Fleishman is also Vice
                                         Chairman of the Urban Institute.
Lawrence L. Horsch......  62    1995     Acting Chief Financial Officer,         50,630(6)    *
                                         1994- 1995, Chairman of the Board,
                                         1977- 1994, and Director,
                                         1977-1995, SCIMED Life Systems,
                                         Inc.; Chairman since 1990, Eagle
                                         Management & Financial Corp.
                                         (management consulting firm); and
                                         Chairman and Chief Executive
                                         Officer, 1987-1990, Munsingwear,
                                         Inc. (an apparel company that filed
                                         for protection under Chapter 11 of
                                         the Federal Bankruptcy Code in July
                                         1991 and emerged from bankruptcy in
                                         September 1991).

CLASS III DIRECTORS (TERM EXPIRES 1998)

                                YEAR                                         AMOUNT AND
                               FIRST                                         NATURE OF    PERCENTAGE OF
                               BECAME           PRINCIPAL OCCUPATION         BENEFICIAL      COMMON
       INCUMBENT         AGE  DIRECTOR       DURING THE LAST FIVE YEARS      OWNERSHIP(1)     STOCK
------------------------ ---- --------   ----------------------------------- ----------   -------------
Joseph A. Ciffolillo....  58    1992     Retired; Executive Vice President,     677,975(7)    *
                                         Office of the Chairman, February
                                         1995-March 1996, and Executive Vice
                                         President and Chief Operating
                                         Officer, 1989-1995, of the Company;
                                         President, Microvasive, Inc., 1988;
                                         President, Medi-Tech, Incorporated,
                                         1983-1988; Mr. Ciffolillo also
                                         serves as a trustee of Bucknell
                                         University and as a director of
                                         CompDent Corporation (a dental
                                         health maintenance organization),
                                         Innovasive Devices, Inc. (a tissue
                                         repair company) and CardioThoracic
                                         Systems, Inc. (a minimally invasive
                                         coronary artery bypass company).
N. J. Nicholas, Jr......  57    1994     Private Investor; Co-Chief              41,494(8)    *
                                         Executive Officer, Time-Warner,
                                         Inc., 1990-1992; President, Time,
                                         Inc., 1986-1990; Mr. Nicholas also
                                         serves as a director of Xerox
                                         Corporation and Bankers Trust New
                                         York Corporation.

                                YEAR                                         AMOUNT AND
                               FIRST                                         NATURE OF    PERCENTAGE OF
                               BECAME           PRINCIPAL OCCUPATION         BENEFICIAL      COMMON
       INCUMBENT         AGE  DIRECTOR       DURING THE LAST FIVE YEARS      OWNERSHIP(1)     STOCK
------------------------ ---- --------   ----------------------------------- ----------   -------------
Dale A. Spencer.........  51    1995     Executive Vice President, Office of    833,881(9)    *
                                         the Chairman, February 1995-March
                                         1996, of the Company; Chairman of
                                         the Board, 1994-1995, Chief
                                         Executive Officer, 1986-1995, and
                                         President, 1982-1995, SCIMED Life
                                         Systems, Inc.

---------------

     * Reflects beneficial ownership of less than one percent (1%) of the outstanding Common Stock of the Company.

(1) Beneficial ownership has been computed in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, the persons named have sole voting and investment power over the shares listed.

(2) Includes 22,200 shares of Common Stock subject to exercisable options granted pursuant to the SCIMED Life Systems, Inc. 1991 Directors' Stock Option Plan, 17,076 shares of Common Stock subject to exercisable warrants granted by SCIMED Life Systems, Inc. to certain non-employee directors and assumed by the Company in 1995, and 1,000 shares of Common Stock subject to exercisable options granted pursuant to the Company's Non-Employee Directors' Stock Option Plan.

(3) Excludes 16,007,557 shares of Common Stock held by Scott M. Schooley and N.
    J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1979 Irrevocable Family Trust Dated October 29, 1979, an irrevocable trust for the benefit of Pete Nicholas' children, and 200,000 shares of Common Stock held by Ruth V. Lilly Nicholas and N. J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1993 Irrevocable Family Trust Dated February 1, 1993, an irrevocable trust for the benefit of Pete Nicholas' children and spouse, with respect to all of which Mr. Pete Nicholas disclaims beneficial ownership. Also excludes one share owned by Mr. Pete Nicholas' daughter, with respect to which Mr. Pete Nicholas disclaims beneficial ownership. Includes 16,260,210 shares of Common Stock held by Promerica, L.P., a limited partnership of which Mr. Pete Nicholas is general partner, with respect to which Mr. Pete Nicholas is deemed to have beneficial ownership, and 40,000 shares subject to exercisable options granted pursuant to the Company's 1992 Long-Term Incentive Plan.

(4) Excludes 18,000,000 shares of Common Stock held by Scott M. Schooley as Trustee of The Abele Children's Irrevocable Trust dated October 29, 1979, an irrevocable trust for the benefit of Mr. Abele's children, 482,400 shares held by John E. Abele, Mary S. Abele, Alexander T. Abele, Christopher S. Abele and Jennifer L. Abele as Trustees of The Abele Family Charitable Trust, an irrevocable charitable trust, and 100,000 shares held by Mary S. Abele, the spouse of Mr. Abele, with respect to all of which Mr. Abele disclaims beneficial ownership. Includes 40,000 shares subject to exercisable options granted pursuant to the Company's 1992 Long-Term Incentive Plan.

(5) Excludes 2,000 shares held by a charitable foundation of which Mr. Fleishman is president and with respect to which Mr. Fleishman disclaims beneficial ownership. Includes 2,500 shares subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan.

(6) Includes 46,106 shares of Common Stock subject to exercisable options granted pursuant to the SCIMED Life Systems, Inc. 1991 Directors' Stock Option Plan and assumed by the Company in 1995 and 1,000 shares subject to exercisable options granted pursuant to the Company's Non-Employee

    Directors' Stock Option Plan, as well as 3,524 shares owned jointly with Mr. Horsch's wife with respect to which Mr. Horsch shares voting and investment power.

(7) Excludes 357,460 shares owned by a trust of which Mr. Ciffolillo's spouse and children are trustees or beneficiaries, with respect to which Mr. Ciffolillo disclaims beneficial ownership. Includes 137,600 shares subject to exercisable options granted to Mr. Ciffolillo pursuant to the Company's 1992 and 1995 Long-Term Incentive Plans.

(8) Excludes 16,007,557 shares of Common Stock held by Scott M. Schooley and N.
    J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1979 Irrevocable Family Trust Dated October 29, 1979, an irrevocable trust for the benefit of Mr. Pete Nicholas' children, as well as 200,000 shares of Common Stock held by Ruth V. Lilly Nicholas and N. J. Nicholas, Jr. as Trustees of The Peter
    M. Nicholas 1993 Irrevocable Family Trust Dated February 1, 1993, an irrevocable trust for the benefit of Mr. Pete Nicholas' children and spouse, and 4,800 shares owned by Mr. N. J. Nicholas, Jr.'s daughter, with respect to all of which Mr. N. J. Nicholas, Jr. disclaims beneficial ownership. Includes 1,000 shares of Common Stock subject to exercisable options granted pursuant to the Company's Non-Employee Directors' Stock Option Plan and 494 share equivalents pursuant to the Company's Deferred Compensation Program.

(9) Includes 409,824 shares of Common Stock subject to exercisable options granted pursuant to certain SCIMED Life Systems, Inc. employee incentive plans assumed by the Company in 1995 and 5,000 shares subject to exercisable options granted pursuant to the Company's 1995 Long-Term Incentive Plan and excludes 21,856 shares held by Mr. Spencer as custodian for his children and 46,000 shares held by a charitable remainder unitrust, with respect to all of which Mr. Spencer disclaims beneficial ownership.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors has an Audit Committee, which met four times during the 1996 fiscal year. The primary functions of the Audit Committee are to provide assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices and to maintain, by way of regularly scheduled meetings, a direct line of communication among the directors, the Company's internal auditors and independent auditors. In addition, the Audit Committee is responsible for recommending to the Board of Directors the appointment of the independent auditors, reviewing the performance of the independent auditors as well as their budgeted and actual fees, and reviewing the performance of non-audit services by the Company's independent auditors. Mr. Aschauer, Mr. Fleishman, Mr. Horsch and Mr. N. J. Nicholas, Jr. serve on the Audit Committee of the Board.

     The Board of Directors has a Compensation Committee which met five times during the 1996 fiscal year. The Compensation Committee's functions are to grant stock options and other awards to the Company's key employees and otherwise administer the Company's incentive plans, to review the compensation of the Company's executive officers and to recommend to the Board of Directors the salaries and bonuses for the Company's executive officers. Mr. Aschauer, Mr. Fleishman and Mr. Bellows serve on the Compensation Committee of the Board.

     The Company does not have a nominating committee or committee performing a similar function.

     During the 1996 fiscal year, the Board of Directors met eight times, and acted one time by written consent. Each director attended more than seventy-five percent of the Board meetings and the meetings of Board committees on which the director served.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors or its committees. Directors who are not employees receive an annual retainer of $25,000, a meeting fee of $1,000 for each meeting attended, plus reimbursement for traveling costs and other out-of-pocket expenses incurred in attending such meetings. Directors who serve on one or more of the committees of the Board of Directors receive no additional compensation. In addition, pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan, each non-employee director is granted an annual option, generally at each annual meeting of stockholders of the Company, to purchase 2,000 shares of Common Stock. The option exercise price is the fair market value on the date of grant. The options granted become exercisable in three equal annual installments commencing on the first anniversary of the date of grant and remain exercisable for ten years from the date of grant. Directors may defer receipt of the annual retainer and meeting fees pursuant to the Company's Deferred Compensation Program, which may be invested in Common Stock equivalents as well as other investment options.

ARRANGEMENTS FOR THE ELECTION OF DIRECTORS

     In accordance with the terms and conditions of the Agreement and Plan of Merger, dated November 8, 1994 (the "Merger Agreement"), among the Company, a wholly owned subsidiary of the Company, and SCIMED Life Systems, Inc. ("SCIMED"), the number of directors of the Company was increased from six to nine and Lawrence L. Horsch, Randall F. Bellows and Dale A. Spencer were elected to the Board of Directors of the Company as of February 24, 1995, the effective date of the merger. The Merger Agreement was approved by the shareholders of the Company at a Special Meeting of Shareholders held on February 23, 1995.

     In connection with the execution of the Merger Agreement, Pete M. Nicholas, The Peter M. Nicholas 1979 Irrevocable Trust, The Peter M. Nicholas 1993 Irrevocable Family Trust and Promerica, L.P. (a limited partnership of which Mr. Pete Nicholas is the General Partner), John E. Abele, The Abele Children's Irrevocable Trust and The Abele Family 1993 Charitable Trust entered into Voting Agreements with SCIMED, pursuant to which these shareholders agreed to vote Common Stock beneficially owned by them in favor of the election of Dale A. Spencer as a Class III director of the Company at the Special Meeting. Common Stock beneficially owned by these shareholders constituted at that time approximately 44.4% of the outstanding shares of the Company entitled to vote at the Special Meeting.

     In connection with the execution of the Merger Agreement, Dale A. Spencer, then Chairman of the Board and Chief Executive Officer of SCIMED, entered into an Employment Agreement with the Company and SCIMED (the "Spencer Employment Agreement") which became effective as of February 24, 1995. A summary of the principal terms and conditions of the Spencer Employment Agreement is set forth on pages 16 through 18 hereof under the caption "Employment Contracts, Termination of Employment and Change-in-Control Arrangements".

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             EXECUTIVE COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report by the Compensation Committee required by rules of the Securities and Exchange Commission to be included in this proxy statement is not to be considered incorporated by reference in other filings by the Company with the Securities and Exchange Commission.

  General

     Since its inception, the Company has sought to provide a competitive compensation program in order to recruit, motivate, reward and retain executive talent of the caliber necessary to provide long-term growth opportunities for the Company's stockholders. During 1993, the Compensation Committee and the Company retained an independent compensation consultant to advise on ways of assuring that the Company's compensation program was competitive with companies in the same market for executive talent and provided appropriate linkage to the creation of stockholder value. During 1995, the Compensation Committee and the Company asked the independent compensation consultant to review the Company's executive compensation program in light of the merger with SCIMED Life Systems, Inc., as well as the expected significant increase in both the size of the Company and the scope of its operations. In the course of 1996, the Committee asked the compensation consultant to examine executive compensation among the reference group and other companies considered comparable in light of the recent acquisitions.

     The consultant's studies assess the competitiveness of the Company's executive compensation program, comparing base salary, annual variable bonus pay, long-term performance incentives (principally stock option grants) and perquisites and executive benefits, with defined industry reference groups, including selected health industry manufacturers, high technology and biotechnology companies with similar corporate revenues and employee populations, and general industrial companies with similar corporate revenues. From the reference groups, the consultant constructs a composite competitive rate of compensation for a variety of managerial and executive positions against which executive compensation levels are compared. The selected health industry manufacturers reference group consists of certain companies included in the Standard & Poor's Healthcare (Medical Products and Supplies) Index described in the Corporate Performance Graph on page 19, as well as other companies considered comparable.

     The Company's executive compensation program is aimed at maintaining the Company's reputation as an above-average base salary employer for management talent within a highly competitive industry. It also is aimed at establishing a well-articulated and measurable annual variable performance-based bonus pay program which clearly articulates the rationale for bonus payments. In addition, the program incorporates long-term incentives, principally in the form of multiple year stock option grants, to attract and retain key individuals. The overall program reflects a conscious shift toward increasing the portion of total compensation comprised of variable and incentive pay which are based on performance goals considered generally above levels typically established by organizations with which the Company might compete. Generally, this shift is intended to be accomplished by a combination of limiting annual merit increases in base salary relative to the Company's reference groups and expanding opportunities for enhanced variable and incentive compensation.

Executive Base Salary

     Salaries paid to executive officers (other than the chief executive officer) were based upon recommendations of the chief executive officer presented to the Compensation Committee for approval or modification. The chief executive officer recommended increases in base salaries of executive officers only where responsibilities were increased as part of the Company's overall compensation strategy to increase the percentage of total compensation represented by incentive compensation while limiting annual merit increases in base salaries. The Compensation Committee made certain adjustments in base salaries for those executive officers (other than the chief executive officer) based on the recommendation of the chief executive officer.

Annual Variable Bonus Pay

     The calculation of bonuses for 1996 was based upon the 1995 report of the independent compensation consultant and the 1996 survey information. The Company's Performance Bonus Award Program for salaried personnel seeks to provide pay for performance by linking bonus awards to both Company and individual performance through a range of award opportunities which depend upon the level of achievement of annual company and individual objectives. Corporate achievement is measured against sales and profitability goals through a matrix of revenue and net income objectives to create a range of bonus award opportunities. Individual objectives are measured by comparing the performance of the strategic corporate functions for which each executive officer is responsible against the business plan of the Company. Generally, annual variable bonus pay at the executive level is heavily weighted toward overall corporate performance in accordance with the Committee's belief that a principal function of executive personnel is to increase overall shareholder value. Corporate goals for 1996 were intended to be very aggressive and to provide for a limited degree of flexibility. The Company exceeded the Performance Bonus Award Program revenue target and fell short of the net income target for 1996. In addition, the Company performed well relative to its major competitors, the companies included in the Standard & Poor's Healthcare (Medical Products and Supplies) Index, and the healthcare industry as a whole. Bonus awards to executive officers approved by the Committee reflected these achievements, based on the pre-established matrix for bonus award opportunities.

Long Term Incentives

     The Company's broad-based stock option program is intended to attract, retain and motivate key employees for the long term. The Company has sought to coordinate and strengthen its stock incentive program in light of its recent acquisitions and mergers to eliminate conflicts among the various programs previously in place and to establish common objectives for all eligible employees. The Compensation Committee has approved, upon management recommendation, option grants deep into the organization and across businesses in amounts appropriate for each individual's level of responsibility and ability to affect overall corporate objectives. Options are typically granted at fair market value as of the date of grant and vest over a period of five years. They are exercisable until the tenth anniversary of the date of grant or until the expiration of various limited time periods following termination of employment.

     Based on the structure established for grants throughout the Company, options to purchase shares of common stock were granted to each of the executive officers of the Company in 1995 and to a newly hired executive officer in 1996. Because of the significant stock option grants made to executive officers in 1995, no other options to purchase shares of Common Stock of the Company were granted to executive officers in 1996.

Retention Agreements

     In May of 1996, the Compensation Committee recommended to the Board of Directors of the Company, and the Board approved, retention agreements with key executives of the Company, including the Named Officers ("Retention Agreements"). The Committee concluded, after consultation with independent compensation consultants and outside counsel, and the Board concurred, that (i) entering into retention agreements providing reasonable compensation and benefits for key executives upon a change in control of the Company would enhance the loyalty and morale of those executives if the potential for such a change in control were to exist, thus reducing the risk of a depletion in the Company's human resource capital, increasing the commitment of those executives to the Company's best interests, and preserving and enhancing the value of the Company and its business under the circumstances of a potential change in control, and (ii) the practice of entering into retention agreements providing benefits and compensation to key executives upon a change in control is so prevalent among large United States employers that it is in the Company's best interests to enter into such agreements with its own key executives in order to offer competitive employment conditions that would enable the Company to attract and retain the most talented persons in key executive positions. The Retention Agreements provide for obligations and benefits generally typical for change in control agreements of this sort and are discussed on pages 16 through 18 of this Proxy Statement under the caption "Employment Contracts, Termination of Employment and Change-in-Control Arrangements".

Chief Executive Officer's Compensation

     As of January 1, 1996, the Compensation Committee established base salaries for all executive officers, including the chief executive officer, based on 1995 salary levels and certain increases in executive responsibility, but without merit increases as a part of the overall program to limit annual merit increases in base salary. The base salary and bonus opportunity of the chief executive officer were increased modestly for 1996 to reflect the significantly broader responsibilities assigned to the chief executive officer as a result of the strategic initiatives put into place in 1995 and anticipated for 1996. Near the conclusion of the fiscal year, the Compensation Committee approved bonus awards for the executive officers. The bonus paid to the chief executive officer reflects the Company's achievements relative to plan and relative to its major competitors and compares favorably with survey information provided by the Company's compensation consultant relative to variable compensation paid to other similarly situated chief executive officers.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In 1996, the Company modified certain portions of the performance-based components of the compensation paid to its executive officers in a manner intended to satisfy these requirements without negatively affecting the Company's overall compensation strategy. One example of the Company's efforts to comply with the statute in those circumstances where such compliance can be achieved consistent with the Company's overall compensation philosophy is the amendment to the Company's 1995 Long-Term Incentive Plan, approved by the Board of Directors and shareholders of the Company in 1996, limiting aggregate Awards to individual executive officers. For 1996, the Company elected to implement the compensation and performance bonus award program described above taking into account the limitations imposed by Section 162(m) but without specific attempts to comply with the statute.

                                            Members of the Compensation
                                            Committee

                                            CHARLES J. ASCHAUER, JR., Chairman
                                            JOEL L. FLEISHMAN
                                            RANDALL F. BELLOWS

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual compensation paid by the Company and its subsidiaries for services rendered in all capacities for the fiscal years ended December 31, 1996, 1995 and 1994, by those persons who were, at December 31, 1996, (i) the chief executive officer and (ii) the other four most highly compensated (based on eligible salary and bonus) executive officers of the Company and its subsidiaries whose aggregate cash compensation exceeded $100,000 (collectively, the "Named Officers"). Pursuant to the rules and regulations promulgated under the Securities Exchange Act, columns otherwise required by a table have been omitted if there has been no compensation awarded to, earned by or paid to any of the Named Officers required to be reported in that column in any fiscal year covered by that table.

                                                                          LONG TERM COMPENSATION
                                                                                  AWARDS
                                                                          ----------------------
                                                                                        SHARES
                                             ANNUAL COMPENSATION(1)                   UNDERLYING
                NAME AND                  ----------------------------     STOCK        STOCK          ALL OTHER
           PRINCIPAL POSITION             YEAR     SALARY     BONUS(2)    AWARDS(3)    OPTIONS      COMPENSATION(4)
----------------------------------------  ----    --------    --------    --------    ----------    ---------------
Pete M. Nicholas........................  1996    $650,000    $500,000    $      0            0        $  22,260
Founder, Chairman, President              1995    $620,833    $430,000    $315,035      250,000        $  19,984
and Chief Executive Officer               1994    $475,000    $265,000    $      0            0        $  18,042
John E. Abele...........................  1996    $475,000    $240,000    $      0            0        $  31,760
Director and Founder                      1995    $475,000    $215,650    $     35            0        $  27,434
                                          1994    $475,000    $265,000    $      0            0        $  24,092
Lawrence C. Best........................  1996    $350,000    $225,000    $      0            0        $   2,139
Senior Vice President --                  1995    $344,167    $180,000    $225,035      200,000        $   4,008
Finance & Administration and              1994    $315,000    $185,000    $      0            0        $   5,004
Chief Financial Officer
J. Daniel Cole(5).......................  1996    $425,000    $210,000    $      0            0        $  21,010
Senior Vice President and                 1995    $403,939    $215,000    $225,035      200,000        $ 166,386
Group President -- Vascular Businesses    1994       --          --          --          --              --
James M. Corbett(6).....................  1996    $277,500    $200,000    $      0            0        $   3,972
Senior Vice President and                 1995    $245,378    $200,000    $     35      110,000         $123,740
President -- International                1994       --          --          --          --              --

---------------

(1) The Company provides executive officers an executive benefit package, in addition to regular employee benefits such as contributory health insurance, consisting of (i) supplemental term life insurance and (ii) an annual allowance in the amount of $25,000 for other benefits such as company cars, medical examinations and financial, estate and tax planning services. At the initiation of the program in 1994, the Company paid each executive officer the amount of $5,000 for prior executive benefits personally incurred. In 1996 and 1995, the Company paid $4,215 and $4,700, respectively, for transportation services as an executive benefit for Mr. Pete Nicholas and in 1995 provided Mr. Corbett, prior to his becoming an executive officer, an auto allowance of approximately $7,400.

(2) Includes awards aggregating approximately $650 in 1995 for the issuance of patents in the name of Mr. Abele pursuant to an established employee recognition program.

(3) In 1995, the Company issued with restriction an aggregate of 24,500 shares of Common Stock (having a value on the date of issuance of $45.00 per share) to certain executive officers of the Company (including 7,000 shares to Mr. Pete Nicholas and 5,000 shares to each of Messrs. Best and Cole) in recognition of their significant contribution to the consummation of the Company's mergers and acquisitions publicly announced in 1995. The restrictions lapsed on January 22, 1996, the closing date of the merger with EP

    Technologies, Inc. Also in 1995, the Company issued without restriction one share of Common Stock (having a value on the date of issuance of approximately $35.00) to each employee of record as of June 1, 1995.

(4) Reflects for 1996 the dollar value of term life insurance premiums paid for each of the Named Officers in the amount of $972 on behalf of Messrs. Abele, Best, Cole and Nicholas and $898 on behalf of Mr. Corbett, supplemental term life insurance premiums paid on behalf of Mr. Nicholas and Mr. Abele in the amounts of $21,288 and $30,788, respectively, principal forgiveness, tax effect of the forgiveness and imputed interest in the amount of $17,038 under a loan extended to Mr. Cole to offset a loss on the sale of his home incurred in connection with his relocation to Minnesota in 1993 and employer contributions to the Company's 401(k) Savings Plan on behalf of each of Mr. Best, Mr. Cole and Mr. Corbett in the amount of $1,167, $3,000 and $3,000, respectively. Reflects for 1995 the dollar value of term life insurance premiums paid for each of the Named Officers in the amounts of $1,296 on behalf of Messrs. Nicholas and Abele, $1,008 on behalf of Mr. Best, $192 on behalf of Mr. Corbett and $1,224 on behalf of Mr. Cole, supplemental term life insurance premiums paid on behalf of Mr. Nicholas and Mr. Abele in the amounts of $18,688 and $26,138, respectively, principal forgiveness, tax effect of the forgiveness and imputed interest in the amount of $17,817 under a loan extended to Mr. Cole to offset a loss on the sale of his home incurred in connection with his relocation to Minnesota in 1993 and employer contributions to the Company's 401(k) Savings Plan on behalf of each of Mr. Best, Mr. Corbett and Mr. Cole in the amount of $3,000, $2,700 and $2,700, respectively. In 1995, the Company reimbursed Messrs. Cole and Corbett for expenses incurred in connection with their relocation to Massachusetts in the amount of $138,105 and $120,848, respectively.

(5) J. Daniel Cole became an executive officer of the Company in 1995 in connection with the merger with SCIMED Life Systems, Inc. As of December 31, 1996, Mr. Cole no longer serves as an executive officer of the Company.

(6) James M. Corbett joined the Company in 1995 in connection with the merger with SCIMED Life Systems, Inc. and became an executive officer in 1996.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     No options to purchase the Company's Common Stock or stock appreciation rights were granted to the five Named Officers during the fiscal year ended December 31, 1996.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information with respect to options to purchase the Company's Common Stock exercised by the Named Officers during the fiscal year ended December 31, 1996 and unexercised options to purchase the Company's Common Stock granted in prior years under the 1995 Long-Term Incentive Plan, 1992 Long-Term Incentive Plan, certain SCIMED Life Systems, Inc. employee incentive plans assumed by the Company or written agreement to the five Named Officers and held by them at December 31, 1996.

                                                            NUMBER OF SHARES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                               SHARES                     DECEMBER 31, 1996(1)         AT DECEMBER 31, 1996(2)
                             ACQUIRED ON     VALUE     ---------------------------   ---------------------------
           NAME               EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------  -----------   ---------   -----------   -------------   -----------   -------------
Pete M. Nicholas...........     65,000(3)  2,627,500      40,000        345,000        1,865,000     13,061,250
John E. Abele..............     40,000(3)  1,865,000      40,000        120,000        1,935,000      5,805,000
Lawrence C. Best...........          0             0     470,000        480,000       22,976,250     20,692,500
J. Daniel Cole.............          0             0     293,216        180,000       14,252,523      5,805,000
James M. Corbett...........     11,000       233,750           0         99,000                0      3,192,750

---------------

(1) All options may be exercised only so long as employment continues or within various limited time periods following termination of employment (such time periods depending upon the circumstances of termination), to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant. Except as described in the paragraph entitled "Options Vesting Upon Change in Control" below, in the event of a "change in control" of the Company, any option granted to executive officers under the 1992 Long-Term Incentive Plan not previously exercisable and vested will become fully vested and exercisable and the value of such option will be cashed out (other than in certain transactions accounted for as a pooling of interests) and any options granted under the 1995 Long-Term Incentive Plan not previously exercisable and vested will be automatically converted into an option or other award which covers shares of stock or other securities equivalent in kind and value to the option held as if exercised immediately prior to the change in control. In the event of a merger, consolidation or substantial asset sale where the Company is not the surviving entity, Mr. Best's initial stock option agreements authorize the Board of Directors to either make his options exercisable in full prior to a change of control or to have the surviving corporation grant replacement options. As described in the paragraph entitled "Options Vesting Upon Change in Control" below, unexercisable options granted to Mr. Cole became exercisable pursuant to the terms of a Change in Control Employment Agreement with Mr. Cole assumed by the Company in connection with the SCIMED merger. Unless otherwise indicated, all unexercisable options vest over a period of five years and may be exercised until the tenth anniversary of the date of grant. Payment of the exercise price and any required tax withholding may be satisfied in cash or by "cashless" exercise through the surrender of shares of Common Stock.

(2) Reflects the difference between the exercise price per share and the last reported sales price ($60.00) of the Company's Common Stock on The New York Stock Exchange on December 31, 1996, the last trading day of 1996, multiplied by the applicable number of shares underlying the options.

(3) Messrs. Nicholas and Abele continue to hold the shares of Common Stock received upon exercise of these stock options.

OPTIONS VESTING UPON CHANGE IN CONTROL

     As described in footnote 1 to the table entitled "Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR Values" above, under certain circumstances all stock options granted executive officers under (i) the 1992 Long-Term Incentive Plan, including those granted to the Named Officers, become immediately vested and exercisable in full in the event of a "change in control" of the Company, as defined in the 1992 Long-Term Incentive Plan, and the value of all outstanding stock options will be cashed out (other than in certain transactions accounted for as a pooling of interests) and (ii) the 1995 Long-Term Incentive Plan, including those granted to the Named Officers, will, become immediately exercisable and be automatically converted into an option or other award which covers shares of stock or other securities equivalent in kind and value to the option held as if exercised immediately prior to the change in control. In the event of a merger, consolidation or substantial asset sale where the Company is not the surviving entity, Mr. Best's initial stock option agreements authorize the Board of Directors to either make his options exercisable in full prior to a change of control or to have the surviving corporation grant replacement options. Pursuant to a Change in Control Employment Agreement assumed by the Company in connection with the SCIMED merger, options to purchase Common Stock held by Mr. Cole became immediately exercisable upon a "Change in Control" as defined in the agreement and remain exercisable until expiration according to the terms of the individual option agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. To the Company's knowledge, there were no other relationships involving members of the Committee or other directors of the Company requiring disclosure in this Proxy Statement.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Lawrence C. Best serves as Senior Vice President -- Finance and Administration and Chief Financial Officer of the Company pursuant to a letter agreement dated June 22, 1992. The agreement establishes the principal responsibilities of Mr. Best and provides for minimum annual base salary of $300,000 and minimum annual bonus of $25,000. In addition, the agreement provides for the grant of stock options to Mr. Best generally consistent with the terms of the Company's 1992 Long-Term Incentive Plan but providing for accelerated vesting upon termination without cause or following a material reduction in position, salary or responsibilities. Mr. Best is entitled to receive as annual retirement benefits $150,000 commencing at age 58 and continuing for not more than twenty years. The Company, however, will have no obligation to pay annual retirement benefits if the realizable value of applicable stock options exceeds the gross realizable value of the retirement benefits. The agreement provides that should Mr. Best's employment be terminated without cause or following a material reduction prior to the fifth anniversary of his initial employment, the Company will continue to pay to Mr. Best his annual base salary for two years.

     J. Daniel Cole served through December 31, 1996 as Senior Vice President and Group President -- Vascular Businesses of the Company pursuant to an executive acknowledgment issued by the Company in connection with the execution of the Merger Agreement with SCIMED Life Systems, Inc. ("SCIMED"). The acknowledgment provides Mr. Cole an annual base salary of $425,000, a 40% performance bonus, at least $25,000 per annum in executive benefits and a relocation allowance for his move to the Boston area. Boston Scientific also acknowledged to Mr. Cole that any diminution of his respective responsibilities, duties or compensation from that described above would constitute "Good Reason" under his Change in Control Employment Agreement and would thereby entitle Mr. Cole to terminate his employment and receive the benefits described below.

     The Company also assumed a Change in Control Employment Agreement that provides certain benefits to Mr. Cole in the event that during the 24-month period following a "Change in Control" (as defined) (i) Mr. Cole's employment is terminated for any reason other than for Cause (as defined) or (ii) Mr. Cole terminates his employment for Good Reason (as defined). Under the Change in Control Employment Agreement, "Good Reason" generally means the occurrence of any one of the following events without Mr. Cole's consent: (i) a diminution of duties or responsibilities or the assignment of duties or responsibilities that are not reasonably commensurate with the executive's status or responsibilities;
(ii) a reduction in the executive's annual base salary; (iii) a requirement that the executive be based at any place other than a location at which SCIMED, at any time after the change in control, has a significant corporate facility; (iv) the failure to (x) continue in effect any material compensation or employee benefit plan or arrangement in which the executive was participating (unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the executive) or (y) provide the executive with compensation and benefits in the aggregate at least equal to those provided for under each other employee benefit plan, program and practice in which the executive was participating, or (v) the failure to obtain a satisfactory assumption of the Change in Control Employment Agreement from any successor. Under the Change in Control Employment Agreement, "Cause" generally means (i) conviction of any criminal violation involving any felony or (ii) the executive's intentionally and continually failing substantially to perform his reasonably assigned duties or intentionally engaging in conduct that is demonstrably and materially injurious to the

Company. The Change in Control Employment Agreement does not provide severance benefits in the event of Mr. Cole's termination of employment by virtue of death, disability or retirement.

     The benefits payable upon termination after a change in control under the Change in Control Employment Agreement include payments (within 10 business days of termination) equal to two times Mr. Cole's base salary plus two times the executive's target bonus and car allowance, plus all accrued but unpaid salary and bonus through the date of termination. Other benefits include continuation of life insurance and medical, dental and disability benefits for 24 months. All amounts payable under the Change in Control Employment Agreement are subject to the limitation that no amounts that would constitute an excess parachute payment (within the meaning of Section 280F(b) of the Code) may be paid.

     In addition, during 1995 the Company extended Mr. Cole a loan bearing interest at then prevailing market rates in the principal amount of $208,369 to facilitate Mr. Cole's relocation to Massachusetts.

     Dale A. Spencer, a director of the Company and retired Executive Vice President, Office of the Chairman, of the Company, and formerly Chairman of the Board and Chief Executive Officer of SCIMED, in connection with the execution of the Merger Agreement, entered into an Employment Agreement with the Company and SCIMED (the "Spencer Employment Agreement") which became effective as of February 24, 1995. Under the Spencer Employment Agreement, Mr. Spencer received certain change-in-control payments in 1995 in the amount of approximately $1.6 million.

     The Spencer Employment Agreement has been amended to change Mr. Spencer's employment status, effective March 1, 1996, to that of a regular part-time employee reporting to the Chief Executive Officer of the Company or his designee. Mr. Spencer will be assigned such duties and responsibilities as are consistent with Mr. Spencer's expertise, experience and previous services to the Company. On March 1, 1998 or upon Mr. Spencer's earlier election, Mr. Spencer will become a consultant to the Company. Mr. Spencer's obligations during the consulting period will be to make himself available to render such consulting and advisory services as may be reasonably requested by the Board of Directors or the Chief Executive Officer of the Company. The consulting period will continue until March 1, 2001, except that the consulting period will be subject to automatic one-year extensions unless either Mr. Spencer or the Company elects not to extend the consulting period. Notwithstanding the foregoing, Mr. Spencer may terminate the Spencer Employment Agreement for any reason and the Company may terminate the Spencer Employment Agreement for cause.

     During the period of regular part-time employment and of consultancy, Mr. Spencer will be entitled to compensation equal to his base salary as a full-time employee, and will be entitled to continued medical, dental, life insurance and disability benefits, but will not be entitled to receive a bonus.

     Under the Spencer Employment Agreement, so long as Mr. Spencer is an employee or consultant of the Company, he will be subject to various nonsolicitation and noncompetition restrictions, and, during that period and for two years thereafter, Mr. Spencer will be subject to a confidentiality undertaking with the Company.

     In addition, in connection with the Spencer Employment Agreement, SCIMED paid to Mr. Spencer $10,000 as reimbursement for his reasonable legal expenses incurred in connection with the negotiation of the Spencer Employment Agreement.

     In May of 1996, the Compensation Committee recommended to the Board of Directors of the Company, and the Board approved, retention agreements with key executives of the Company including the Named Officers ("Retention Agreements").

     The Retention Agreements provide for severance benefits in the event employment with the Company is terminated without Cause by the Company or by the executive for Good Reason within two years following a Change in Control, as well as certain nonsolicitation and confidentiality obligations. For purposes of the

Retention Agreements, Cause generally means the willful engagement of criminal and fraudulent acts or gross misconduct that is demonstrably or materially injurious to the Company, monetarily or otherwise; Good Reason generally means, the happening of any of the following: (i) a meaningful and detrimental alteration in the executive's position or in the nature or status of the executive's responsibilities; (ii) a reduction by the Company in the executive's annual base salary; a failure by the Company to increase the executive's salary at a rate commensurate with that of other key executives of the Company; a reduction in the executive's annual bonus (expressed as a percentage of base salary) below the target in effect for the executive immediately prior to the Change in Control or any adverse change in the executive's long-term incentive opportunities in comparison to those in effect prior to the Change in Control;
(iii) the relocation of the office of the Company where the executive was employed at the time of the Change in Control (the "CIC Location") to a location which is more that 50 miles away from the CIC Location or the Company's requiring the executive to be based more than 50 miles away from the CIC Location; (iv) the failure by the Company to continue in effect any incentive or deferred compensation plan in which the executive participates; (v) the failure by the Company to continue to provide equivalent benefits; (vi) the failure of the Company to pay the executive any amounts of salary, bonus or expense reimbursement then owed to the executive; (vii) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the Retention Agreement; and (viii) any purported termination of the executive's employment which is not effected pursuant to a proper notice of termination; and Change in Control generally means the happening of any of the following: (a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the selection of directors (the "Company Voting Securities"); (b) individuals who, as of the effective date of the initial registration of an offering of stock under the Securities Act of 1933, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; (c) approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not beneficially, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or (d) a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

     Severance benefits include payments equal to three times the sum of an executive's base salary plus the greater of the most recent bonus paid or the current year target bonus to be paid assuming all performance targets had been achieved, continuation of health and other welfare benefits for three years, legal fees and expenses incurred to contest a termination or to enforce the terms of the Retention Agreement, and a gross-up payment to offset any excise tax imposed by Section 4999 of the Internal Revenue Code. The Retention Agreements also provide for an amendment to the Company's 1992 Long-Term Incentive Plan to provide for the rollover of options in certain transactions accounted for as a pooling of interests rather than their being cashed out, and the acknowledgment that options granted under the Company's 1995 Long-Term Incentive Plan would become immediately exercisable upon a Change in Control.

                          CORPORATE PERFORMANCE GRAPH

     Set forth below is a line graph comparing (i) the cumulative total stockholder return on the Company's Common Stock, with (ii) the cumulative annual total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Healthcare (Medical Products and Supplies) Index for the period beginning May 19, 1992 (the date the Company's Common Stock began trading on the New York Stock Exchange) and ending December 31, 1996. The comparison assumes $100 was invested on May 19, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company was added to the Standard & Poor's 500 Stock Index commencing in February 1995.

                                                          S&P HEALTHCARE
                                                         (MEDICAL PRODUCTS
        MEASUREMENT PERIOD           BOSTON SCIENTIFIC     AND SUPPLIES)       S&P 500 STOCK
      (FISCAL YEAR COVERED)             CORPORATION            INDEX               INDEX
MAY 19, 1992                               100.00              100.00              100.00
DEC. 31, 1992                              122.79               99.81              107.02
DEC. 31, 1993                               73.53               76.12              117.81
DEC. 31, 1994                              102.20               90.26              119.36
DEC. 31, 1995                              289.70              152.56              164.22
DEC. 31, 1996                              352.93              175.09              201.92

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1996. To the best knowledge of the Company, all of these filing requirements were timely satisfied by its directors, officers and ten percent holders, except as follows: Mr. Spencer received shares of the Company's Common Stock in exchange for shares of EP Technologies, Inc. which were reported in the month the share certificates were received rather than in the month the merger of EP Technologies, Inc. with a subsidiary of the Company became effective. In making these statements, the Company has relied upon the written representations of its directors, officers and ten percent holders and copies of the reports that have been filed with the Commission.

                              CERTAIN TRANSACTIONS

     The Company leases the property at 135 Forbes Boulevard, Mansfield, Massachusetts, from the 135 Forbes Boulevard Trust, of which Mr. Pete Nicholas is the sole trustee and Mr. Pete Nicholas and his wife are the beneficiaries. During 1996, the Company paid an aggregate of $442,000 to 135 Forbes Boulevard Trust in rental payments. The Company guaranteed the obligations of the 135 Forbes Boulevard Trust under an industrial development loan due February 2001 issued with respect to the property. As of December 31, 1996, the outstanding principal balance of the industrial development loan was approximately $300,000.

     In July 1985, the Company entered into a license agreement with IABP Corporation ("IABP") pursuant to which the Company was granted an exclusive license for certain intra aortic balloon pump and catheter technology. Mr. Pete Nicholas and Mr. John Abele, together with Mr. Peter Feldman and Mr. N. J. Nicholas, Jr., who are also trustees of a trust for the benefit of the children of Mr. Pete Nicholas, hold a majority equity interest in IABP. In consideration of the license, the Company pays royalties to IABP on sales of covered products. Royalties paid to IABP for 1996, 1995 and 1994 were $239,000, $380,000 and $360,000, respectively.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP has been the independent auditors for the Company and will serve in that capacity for the 1997 fiscal year. A representative of Ernst & Young LLP will be present at the meeting, will have an opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

     All stockholder proposals that are intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company not later than December 1, 1997, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: BOSTON SCIENTIFIC CORPORATION, ATTN: INVESTOR RELATIONS, ONE BOSTON SCIENTIFIC PLACE, NATICK, MASSACHUSETTS 01760.

                      [Boston Scientific Corporation Logo]

                                  DETACH HERE

                         Boston Scientific Corporation

          This Proxy is Solicited on Behalf of the Board of Directors

P         The undersigned hereby appoints PETE M. NICHOLAS, PAUL W. SANDMAN and
     LAWRENCE J. KNOPF, and each of them acting solely, proxies, with full power
R of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated below, all of the
O shares of Common Stock, par value $0.01 per share, and, if applicable, hereby directs the trustee of the employee benefit plan shown on the
X reverse side hereof to vote all of the shares of Common Stock allocated to the account of the undersigned, of Boston Scientific Corporation (the
Y "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Copley Plaza Hotel, 138 St. James Avenue, Boston, Massachusetts on Tuesday, May 6, 1997, at 10:00 A.M. (Eastern Daylight Time), and at any adjournment or postponement thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and upon such other matters as may properly be brought before such meeting.

          The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of and Proxy Statement for the Annual Meeting.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.
                                                                  -----------
                     (PLEASE SIGN AND DATE ON REVERSE SIDE        SEE REVERSE
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)       SIDE
                                                                  -----------

                      [Boston Scientific Corporation Logo]

                                  DETACH HERE


     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE

            ---------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL
            ---------------------------------------------------------

1.  Election of Directors.                                    2.  To transact such other business as may properly come
                                                                  before the meeting or any adjournment or postponement
NOMINEES: John E. Abele, Joel L. Fleishman and                    thereof.
          Lawrence L. Horsch


         FOR      [ ]    WITHHELD   [ ]
         ALL             FROM ALL
       NOMINEES          NOMINEES

[ ]
   --------------------------------------------
    For all nominees except as noted above

                                                                                 MARK HERE   [ ]          MARK HERE   [ ]
                                                                                FOR ADDRESS              IF YOU PLAN
                                                                                 CHANGE AND               TO ATTEND
                                                                                NOTE AT LEFT             THE MEETING

                                                              Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign.
                                                              Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles.



Signature:                               Date:                    Signature:                               Date:
           ----------------------------        ------------------             --------------------------         -------------------
